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                                                                    Exhibit 23.2




                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 to be filed on or about April 3, 1998 for the registration of 2,500,000 shares of common stock) pertaining to the Paymentech, Inc. 1996 Amended and Restated Stock Option Plan, of our report dated September 23, 1997, with respect to the consolidated financial statements of Paymentech, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1997, filed with the Securities and Exchange Commission.


                                              /s/ ERNST & YOUNG LLP



Dallas, Texas
April 2, 1998